                                                                 Exhibit 10.10

                                                                  EXECUTION COPY





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                             EQUITYHOLDERS AGREEMENT

                          Dated as of February 9, 1998

                                  By and Among

                               KEY PLASTICS, INC.,

                         KEY PLASTICS TECHNOLOGY, L.L.C.

                         PARIBAS PRINCIPAL INCORPORATED

                                       and

                     THE OTHER SHAREHOLDERS SIGNATORY HERETO







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        * A portion of this document has been redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, to the Securities and Exchange Commission (the "SEC"). An unredacted version of this document has been filed separately with the SEC.

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
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                                                 TABLE OF CONTENTS
                                                                                                    Page

ARTICLE I          CERTAIN DEFINITIONS...............................................................  2
         SS. 1.1   Certain Definitions...............................................................  2

ARTICLE II         TRANSFER OF SHARES................................................................  6
         SS. 2.1   Restrictions......................................................................  6
         SS. 2.2   Permitted Transfers...............................................................  7
         SS. 2.3   Sales by Equityholders Subject to Tag-Along Rights................................  9
         SS. 2.4   Grant to Plastics of Bring-Along Rights........................................... 12
         SS. 2.5   Right of First Refusal............................................................ 13
         SS. 2.6   Grant of Preemptive Rights to Equityholders....................................... 15
         *
ARTICLE III        CORPORATE GOVERNANCE.............................................................. 17
         SS. 3.1   Board of Directors of Plastics.................................................... 17
         SS. 3.2   Management Committee of the Company............................................... 17
         SS. 3.3   Election.......................................................................... 17

ARTICLE IV         MISCELLANEOUS..................................................................... 17
         SS. 4.1   Entire Agreement.................................................................. 17
         SS. 4.2   Captions.......................................................................... 17
         SS. 4.3   Counterparts...................................................................... 17
         SS. 4.4   Notices........................................................................... 18
         SS. 4.5   Successors and Assigns............................................................ 19
         SS. 4.6   GOVERNING LAW..................................................................... 19
         SS. 4.7   Arbitration....................................................................... 19
         SS. 4.8   Benefits Only to Parties.......................................................... 20
         SS. 4.9   Termination; Survival of Benefits................................................. 20
         SS. 4.10  Publicity......................................................................... 20
         SS. 4.11  Confidentiality................................................................... 20
         SS. 4.12  Expenses.......................................................................... 21
         SS. 4.13  Amendments; Waivers............................................................... 21
         SS. 4.14  Severability...................................................................... 21


SCHEDULE 1.0           The Shareholders


EXHIBIT A              Form of Shareholder's Consent


  * A portion of this document has been redacted at this point pursuant to a request for confidential treatment filed with the SEC. An unredacted version of this document has been filed separately with the SEC.

                                       (i)


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                             EQUITYHOLDERS AGREEMENT


          EQUITYHOLDERS AGREEMENT (as amended from time to time, this "Agreement"), dated as of February 9, 1998, by and among Key Plastics Technology, L.L.C., a Michigan limited liability company (the "Company"), Key Plastics, Inc., a Michigan corporation ("Plastics"), David C. Benoit ("Benoit"), Joel D. Tauber ("Tauber") and George Mars ("Mars" and together with Benoit and Tauber, the "Shareholders") and Paribas Principal Incorporated, a New York corporation (together with its Permitted Transferees, "PPI").


                              W I T N E S S E T H :


          WHEREAS, Benoit owns 79,833 shares of Common Stock, Tauber owns 90,828 shares of Common Stock and Mars owns 62,065 shares of Common Stock of Plastics;

          WHEREAS, Plastics and the Company have entered into (i) a Contribution and Assignment Agreement and (ii) an Assumption Agreement, each dated as of February 9, 1998 (collectively, the "Contribution Agreement" and together with any bills of sale, assignments, licenses, leases and other agreements executed in connection therewith, the "Contribution Documents") whereby Plastics has transferred all of its assets (other than the "Excluded Assets" as defined in the Contribution Agreement) and liabilities to the Company as a capital contribution in the Company;

          WHEREAS, the Company, Plastics and PPI have entered into a Securities Purchase Agreement (as amended from time to time, the "Securities Purchase Agreement"), dated as of February 9, 1998, pursuant to which, on the date hereof, PPI shall purchase from the Company and the Company shall issue a Membership Interest in the Company which initially represents a 25% Membership Percentage;

          WHEREAS, the Company and each of Plastics and PPI, as members have entered into an Operating Agreement relating to the operation of the Company (as amended from time to time, the "Operating Agreement").

          WHEREAS, the Company, Plastics, PPI and the Shareholders each desire to enter into this Agreement, INTER ALIA, to regulate and limit certain rights in connection with the Equity Securities and to limit the sale, assignment, transfer, encumbrance or other disposition of such Equity Securities as set forth herein.


          NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:





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                                    ARTICLE I

                               CERTAIN DEFINITIONS

          ss. 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:

          "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person; provided, however, that, an Affiliate shall include any entity that directly or indirectly (including through limited partner or general partner interests) owns more than 5% of any class of the equity of any other entity.

          "Agreement" shall have the meaning set forth in the first paragraph of this Agreement.

          "Banker Proposal" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Benoit" shall have the meaning set forth in the first paragraph of this Agreement.

          "Board" shall mean the Board of Directors of Plastics.

          "Business Day" shall mean any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New York, New York.

          "Common Stock" shall mean the Common Stock of Plastics, par value $0.30 per share.

          "Company" shall have the meaning set forth in the first paragraph of this Agreement.

          "Company Proposal" shall have the meaning set forth in Section 2.7 of this Agreement.

          "Contribution Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Contribution Documents" shall have the meaning set forth in the recitals of this Agreement.

          "Equityholder" shall mean each Member and each Shareholder.



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          "Equity Securities" shall mean Membership Interests or Common Stock.

          "Initiating Shareholder" shall have the meaning set forth in
Section 2.3(I) (a) of this Agreement.

          "Interest Transfer Notice" shall have the meaning set forth in Section 2.3(II)(a) of this Agreement.

          "Issuer" shall have the meaning set forth in Section 2.6 of this Agreement.

          *

          "Management Committee" shall have the meaning set forth in the Operating Agreement.

          "Mars" shall have the meaning set forth in the first paragraph of this Agreement.

          "Member" shall mean any Person who holds a Membership Interest in the Company.

          "Membership Interest" shall mean, with respect to each Member, such Member's interest in the Company which represents the Membership Percentage in the Company of such Member.

          "Membership Percentage" shall have the meaning set forth in the Operating Agreement.

          "New Securities" shall mean Common Stock or Membership Interests of any class and any other equity securities of the Company or Plastics which are not limited to a fixed sum or a fixed percentage of par value in respect of participation in dividends and distributions

  * A portion of this document has been redacted at this point pursuant to a request for confidential treatment filed with the SEC. An unredacted version of this document has been filed separately with the SEC.


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in liquidation, whether authorized now or in the future, and any rights, options or warrants to purchase any such common stock ("Options"), and securities (including, without limitation, debt obligations) of any type whatsoever, that are, or may become, convertible into or exchangeable for any such common stock, Membership Interests or Options; provided that "New Securities" shall not include (i) shares sold pursuant to a public offering pursuant to an effective registration statement filed under the Securities Act or (ii) shares of Common Stock or Membership Interests issued to employees of Plastics or the Company in an aggregate amount, not to exceed, collectively beginning immediately after the effectiveness of this Agreement, 3% of the Membership Interests outstanding immediately after giving effect to this Agreement, or Options exercisable into such shares of Common Stock or Membership Interests. For the purposes of the 3% limitation contained in item (ii) of the preceding sentence, each issuance of shares of Common Stock shall be deemed to be an issuance of Membership Interests with a percentage equal to the product of (A) the number of shares of Common Stock so issued divided by the total number of Shares outstanding on the date hereof multiplied by (B) the Membership Percentage of the Membership Interest owned by Plastics on the date hereof.

          "Offering Equityholder" shall have the meaning set forth in
Section 2.5 of this Agreement.

          "Operating Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Options" shall have the meaning set forth in the definition of New Securities.

          "Permitted Transfer" shall have the meaning set forth in
Section 2.2(a) of this Agreement.

          "Permitted Transferee" shall have the meaning set forth in
Section 2.2(a) of this Agreement.

          "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

          "Plastics" shall have the meaning set forth in the first paragraph of this Agreement.

          "Plastics Offer" shall have the meaning set forth in
Section 2.5(a)(II) of this Agreement.

          "Plastics Offer Notice" shall have the meaning set forth in Section 2.5(a)(II) of this Agreement.

          "PPI" shall have the meaning set forth in the first paragraph of this Agreement.



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          "PPI Offer" shall have the meaning set forth in Section 2.5(a)(I) of this Agreement.

          "PPI Offer Notice" shall have the meaning set forth in
Section 2.5(a)(I) of this Agreement.

          "Preemptive Notice" shall have the meaning set forth in Section 2.6 of this Agreement.

          "Preemptive Price" shall mean the price equal to the fair market value of the New Securities as determined in good faith by (i) the Board, in the case of an issuance by Plastics and (ii) by the Management Committee, in the case of an issuance by the Company.

          "Pro Rata Amount" shall mean, (i) with respect to any calculation relating to the relative ownership of Plastics, for each Shareholder and each transaction, the quotient obtained by dividing (A) the number of shares of Common Stock held by such Shareholder by (B) the aggregate number of shares of Common Stock held by all Shareholders who are participating in such transaction; and (ii) with respect to any calculation relating to the relative ownership of the Company, for each Member and each transaction, the quotient obtained by dividing (A) the Membership Percentage held by such Member by (B) the aggregate Membership Percentages held by all Members who are participating in such transaction.

          "Qualified Public Offering" shall mean a widely distributed sale of securities issued in exchange for Membership Interests pursuant to an underwritten public offering pursuant to an effective registration statement filed with the SEC pursuant to the Securities Act which yields net proceeds to the Company in cash equal to 20% of the total equity value of the Company calculated by using the initial public offering price.

          "Regulated Holder" shall mean any Equityholder which is subject to the provisions of Regulation Y or the SBIA or which is an Affiliate of any entity subject to the provisions of Regulation Y or the SBIA.

          "Regulation Y" shall mean Regulation Y promulgated by the Board of Governors of the Federal Reserve, pursuant to the Bank Holding Company Act of 1956, as amended, or any successor regulation thereto.

          "Regulatory Problem" shall mean, with respect to any Equityholder, any set of facts, events or circumstances the existence of which would cause such Equityholder to believe that there is a substantial risk of assertion by a governmental entity (which belief shall be reasonable in light of the prevailing regulatory environment) that such Equityholder is or would be in violation of any law, regulation, rule or other requirement of any governmental authority (including without limitation, the SBIA).

          "Sale of the Business" shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or other-



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wise), which results in the sale or transfer of all the assets of the Company and its Subsidiaries or 100% of the Membership Interests of the Company to an unaffiliated bona fide third party in which all consideration (i) payable to holders of Membership Interests is distributed PRO RATA pursuant to equity ownership and (ii) which is payable to PPI in cash or other consideration satisfactory to PPI.

          "SBIA" shall mean the Small Business Investment Act of 1958, as amended, and the regulations promulgated thereunder.

          "SEC" shall mean, at any time, the Securities and Exchange Commission or any other federal agency at such time administering the Securities Act.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "Securities Purchase Agreement" shall have the meaning set forth in the recitals of this Agreement.

          "Share Transfer Notice" shall have the meaning set forth in Section 2.3(I)(a) of this Agreement.

          "Shareholder" shall have the meaning set forth in the first paragraph of this Agreement.

          "Tauber" shall have the meaning set forth in the first paragraph of this Agreement.

          "Transfer" shall have the meaning set forth in Section 2.1(a) of this Agreement.


                                   ARTICLE II

                               TRANSFER OF SHARES

          ss. 2.1 RESTRICTIONS. (a) No Equityholder shall sell, assign, pledge, or in any manner, transfer any Equity Securities or any right or interest therein, to any Person (each such action, a "Transfer") except for Permitted Transfers.

          (b) From and after the date hereof, all certificates representing shares of Common Stock held by any Stockholder shall bear a legend which shall state as follows:

     The shares represented by this certificate are subject to certain restrictions against transfer set forth in an Equityholders Agreement, dated as of February 9, 1998, as may be amended from time to time. A copy of such Equityholders Agreement has been filed in the chief executive office of the Company in the



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     State of Michigan, where the same may be inspected daily during business hours.

          (c) In addition to the legend required by Section 2.1(b) above, all certificates representing shares of Common Stock held by any of the Stockholders shall bear a legend which shall state as follows:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except
     (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

          (d) Promptly upon the execution and delivery of this Agreement, each Stockholder currently holding shares of Common Stock shall deliver to the Secretary of Plastics all certificates then held by such Stockholder representing such shares of Common Stock which do not have such legends affixed thereto as are required by this Section 2.1. Plastics shall cause such legends to be affixed promptly to each of such certificates and such certificates to be returned promptly to the registered holder thereof.

          (e) The Company and Plastics, agree that it will not cause or permit the Transfer of any Equity Securities to be made on its books unless the Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

          (f) Each Equityholder agrees that it will not effect any Transfer of Equity Securities unless such Transfer is made (i) pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act and (ii) in accordance with any applicable securities laws of any State of the United States.

          ss. 2.2 PERMITTED TRANSFERS. (a) Notwithstanding anything to the contrary contained herein, an Equityholder may at any time effect any of the following Transfers (each a "Permitted Transfer", and each transferee of such Equityholder in respect of such Transfer, a "Permitted Transferee"):

                   (i) Any Transfer of any or all Common Stock owned by a Shareholder following such Shareholder's death by will or intestacy to such Shareholder's legal representative, heir or legatee;

                   (ii) Any Transfer of any or all Common Stock owned by a Shareholder as a gift or gifts during such Shareholder's lifetime to such Shareholder's spouse, children, sibling, grandchildren or a trust or other legal entity for the benefit of such Shareholder or any of the foregoing;



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                   (iii) Any Transfer by Mars to any Person;

                   (iv)  Any Transfer by PPI (I) made pursuant to
Section 2.2(b), (II) to Companie Financiere de Paribas or any subsidiary of Compagnie Financiere de Paribas and (III) to an employee of PPI;

                   (v) Any Transfer by any Equityholder which is made in accordance with Sections 2.3, 2.4, 2.5 or 2.7;

                   (vi) Any Transfer by an Equityholder which is made pursuant to Article VII of the Securities Purchase Agreement; and

                   (vii) Any Transfer made by Benoit or Tauber of Shares of Common Stock to an employee of the Company or Plastics with respect to shares of Common Stock or Membership Interests purchased by Benoit or Tauber, as the case may be, from employees of the Company or Plastics.

          (b) Notwithstanding any other provision of this Agreement to the contrary, in the event that PPI or any of its Affiliates shall determine that if PPI or such Affiliate, shall continue to hold some or all of the Equity Securities or any other securities of the Company or Plastics held by it, there is a material risk that such ownership will result in the violation of any statute, regulation or rule of any governmental authority (including, without limitation, Regulation Y) or the cost of continuing to hold such securities has, in the reasonable judgment of PPI or such Affiliate, significantly increased based on a statute, regulation or rule of any governmental authority or any change thereof, PPI or such Affiliate, may sell, exchange or otherwise dispose of such securities or other securities, in as prompt and orderly a manner as is reasonably necessary. In connection with the foregoing, in the event that PPI determines to sell its Membership Interest in accordance with the foregoing, the Company and PPI shall negotiate in good faith for a period of 30 days with the intent of determining a fair price at which the Company shall purchase the Membership Interest required to be sold and in the event that no agreement can be reached or the Company otherwise does not purchase such Membership Interests within such 30 day period, the Company and Plastics shall cooperate with PPI or such Affiliate in, at PPI's election, (i) disposing of such securities to a third party (other than a third party which is a direct competitor of the Company) or (ii) exchanging all or any portion of such voting securities on a share-for-share basis for shares of a non-voting security of the Company or Plastics (such non-voting security to be identical in all respects to such voting securities or other securities, except that they shall be non-voting and shall be convertible or exercisable into voting securities on such conditions as are requested by PPI in light of the regulatory considerations prevailing). Without limiting the foregoing, at the reasonable request of PPI or such Affiliate, the Company or Plastics shall provide (and authorize PPI or such Affiliate, to provide) financial and other information concerning the Company and Plastics to any prospective purchaser of such securities owned by PPI or such Affiliate, and shall amend this Agreement, the articles of organization of the Company or Plastics, the operating agreement of the Company, and any related agreements and instruments and shall take such additional actions in order to effectuate and reflect the foregoing. Neither the Company nor Plastics shall



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be required to provide any such information unless the recipient thereof signs a confidentiality agreement reasonably satisfactory to Plastics.

          (c) In any such Transfer referred to above in Section 2.2(a) (other than pursuant to Section 2.2(a)(vi) of this Agreement), the Permitted Transferee shall agree in writing to be bound by all the provisions of this Agreement and shall execute and deliver to each of the Company, Plastics and PPI a counterpart to this Agreement. Each Permitted Transferee shall hold such Equity Securities subject to the provisions of this Agreement and shall be deemed to be a "Shareholder" hereunder if such Permitted Transferee receives Common Stock and shall be deemed to be a "Member" if such Permitted Transferee receives a Membership Interest, as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

          ss. 2.3 SALES BY EQUITYHOLDERS SUBJECT TO TAG-ALONG RIGHTS. (I) (a) In the event that Benoit or Tauber (either Benoit or Tauber, the "Initiating Shareholder") proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a)(i), 2.2(a)(ii), 2.2(a)(vi) or 2.2(a)(vii), or pursuant to Section 2.7 hereof) then such Initiating Shareholder shall promptly give written notice (the "Share Transfer Notice") to PPI at least thirty (30) days prior to the closing of such Transfer. The Share Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, the type and the number of shares of Common Stock to be purchased by, the transferee, the purchase price of each share of Common Stock to be sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

          (b) PPI shall have the right, exercisable upon delivery of an irrevocable written notice to the Initiating Shareholder within twenty (20) days after receipt of the Share Transfer Notice, to participate in such proposed sale on the same terms and conditions as set forth in the Share Transfer Notice; PROVIDED HOWEVER, that PPI shall not be required to make representations and warranties other than relating to its authority to give effect to such transaction and its title to its Membership Interest and PPI shall not be required to provide any indemnity in connection with any such Transfer, unless all sellers in such Transfer provide such an indemnity, and in the event that all sellers are required to provide an indemnity in connection with such Transfer, PPI shall not be liable for more than the lesser of (A) its pro rata share of such indemnification payments (based upon the total consideration received by PPI divided by the total consideration received by all sellers in such Transfer) and (B) the net proceeds actually received by PPI as consideration for its Membership Interest in such Transfer. PPI shall have the right to sell all or any portion of the Membership Interest owned by it as determined in accordance with the calculation set forth below. If PPI elects to participate in the sale described in the Share Transfer Notice it shall indicate in its notice of election to the Initiating Shareholder the maximum Membership Percentage it desires to sell in such sale. PPI shall be entitled to sell a "pro rata portion" of such maximum percentage. For purposes of this Section 2.3(I), "pro rata portion" shall mean a fraction, the numerator of which is the total number of shares of Common Stock the Initiating Shareholder proposed to be sold in the Share Transfer Notice and the denominator of which is the total number of shares of Common Stock held by Benoit and Tauber immediately prior to the sale proposed in the Share Transfer Notice. In the event the



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transferee named in the Share Transfer Notice is not willing to purchase all of the shares of Common Stock and Membership Interests proposed to be sold by the Initiating Shareholder and PPI pursuant to this paragraph, then the number of shares of Common Stock and Membership Interests to be sold by each of the Shareholders and PPI shall be equitably and proportionately reduced.

               (c) PPI shall effect its participation in the sale by delivering on the date scheduled for such sale to the Initiating Shareholder for delivery to the prospective transferee one or more certificates or other evidence of transfer, in proper form for transfer, which represent the Membership Interest which PPI is entitled to sell in accordance with Section 2.3(I)(b). Such certificate, certificates or other evidence of transfer that PPI delivers to the Initiating Shareholder shall be delivered on such date to such transferee in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Share Transfer Notice, and the Initiating Shareholder shall concurrently therewith remit to PPI that portion of the sale proceeds to which PPI is entitled by reason of its participation in such sale. The Initiating Shareholder's sale of the Equity Securities in any sale proposed in a Share Transfer Notice shall be effected on substantially the terms and conditions set forth in such Share Transfer Notice.

               (d) The exercise or non-exercise of the rights of PPI hereunder to participate in one or more sales of the Equity Securities made by the Initiating Shareholder shall not adversely affect its rights to participate in subsequent sales of Equity Securities subject to this Section 2.3(I).

               (e) Notwithstanding anything to the contrary herein, the provisions of this Section 2.3(I) will not apply to any Transfer which (i) in the case of a Transfer by Benoit or any of his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or (ii), when aggregated with all other Transfers of shares of Common Stock by Benoit and such Permitted Transferees, excluding Transfers effected by Benoit to such Permitted Transferees after the date hereof and excluding Transfers effected pursuant to Section 2.2(a)(vi), includes not more than 3,992 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends), (ii) in the case of Tauber or any of his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or (ii), when aggregated with all other Transfers of shares of Common Stock by Tauber and such Permitted Transferees, excluding Transfers effected by Tauber to such Permitted Transferees after the date hereof and excluding Transfers effected pursuant to Section 2.2(a)(vi), includes not more than 9,083 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends). In no event may Benoit and his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or (ii) effect Transfers of more than 7,983 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends) held by him on the date hereof other than pursuant to Section 2.2(a)(i), (ii) or (vi). For the purposes of the limitations contained in this Section 2.3(e), each sale of Membership Interests by Plastics shall be deemed to be a sale by Benoit and Tauber of a number of shares of Common Stock equal to the product of (A) the number of



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shares of Common Stock owned by Benoit or Tauber, as the case may be, at the time of such sale, multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock owned by Benoit or Tauber, as the case may be, at the time of such sale and the denominator of which is the total number of shares of Common Stock then outstanding, and multiplied by (C) a fraction, the numerator of which is the Membership Percentage represented by the Membership Interest sold by Plastics and the denominator of which is the Membership Percentage represented by the total Membership Interest owned by Plastics immediately prior to such sale.

               (f) Neither Plastics nor any of its Affiliates or Shareholders will receive any economic benefits (including without limitation any management, advisory or closing fees) in connection with any Transfer made pursuant to this
Section 2.3(I) unless PPI receives its pro rata share of such economic benefits (based upon the total consideration received by PPI divided by the total consideration received by all sellers in such Transfer). PPI shall receive the same amount and type of consideration as each Shareholder in connection with a Transfer subject to this Section 2.3(I) and in each case, on the same terms and conditions. PPI will receive an amount per percentage unit sold which is equal to the amount received per percentage unit sold indirectly by the Initiating Shareholder with respect to the shares of Common Stock sold.

               (II) (a) In the event that Plastics proposes to effect a Transfer (other than pursuant to Section 2.4) then Plastics shall promptly give written notice (the "Interest Transfer Notice") to PPI at least twenty (20) days prior to the closing of such Transfer. The Interest Transfer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the name of, the type and the number of Equity Securities to be purchased by, the transferee, the purchase price of each such Equity Interest to be sold, any other significant terms of such sale and the date such proposed sale is expected to be consummated.

               (b) PPI shall have the right, exercisable upon delivery of an irrevocable written notice to Plastics within ten (10) days after receipt of the Interest Transfer Notice, to participate in such proposed sale on the same terms and conditions as set forth in the Interest Transfer Notice; PROVIDED HOWEVER, that PPI shall not be required to make representations and warranties other than relating to its authority to give effect to such transaction and its title to its Membership Interest and PPI shall not be required to provide any indemnity in connection with any such Transfer, unless all sellers in such Transfer provide such indemnity, and in the event that all sellers are required to provide an indemnity in connection with such Transfer, PPI shall not be liable for more than the lesser of (A) its pro rata share of such indemnification payments (based upon the total consideration received by PPI divided by the total consideration received by all sellers in such Transfer) and (B) the net proceeds actually received by PPI as consideration for its Membership Interest in such Transfer. PPI shall have the right to sell all or any portion of the Membership Interest owned by it as determined in accordance with the calculation set forth below. If PPI elects to participate in the sale described in the Interest Transfer Notice it shall indicate in its notice of election to Plastics the maximum Membership Percentage it desires to sell in such sale. PPI shall be entitled to sell a "pro rata portion" of such maximum percentage. For purposes of this Section 2.3(II), "pro rata portion" shall mean, a fraction, the numerator of which is the total Membership Percentage proposed to be sold by

Plastics in the Interest Transfer Notice and the denominator of which is the total Membership Percentage owned by Plastics immediately prior to the sale proposed in the Interest Transfer Notice. In the event the transferee named in the Interest Transfer Notice is not willing to purchase all of the Membership Interest proposed to be sold by Plastics and PPI pursuant to this paragraph, then the Membership Interest to be sold by each of Plastics and PPI shall be proportionately reduced.

          (c) PPI shall effect its participation in the sale by delivering on the date scheduled for such sale to Plastics for delivery to the prospective transferee one or more certificates or other evidence of ownership, in proper form for transfer, which represent the Membership Interest which PPI is entitled to sell in accordance with Section 2.3(II)(b). Such certificate, certificates or other evidence of Transfer that PPI delivers to Plastics shall be delivered on such date to such transferee in consummation of the sale of the Equity Securities pursuant to the terms and conditions specified in the Interest Transfer Notice, and Plastics shall concurrently therewith remit to PPI that portion of the sale proceeds to which PPI is entitled by reason of its participation in such sale. Plastics's sale of the Equity Securities in any sale proposed in a Interest Transfer Notice shall be effected on substantially the terms and conditions set forth in such Interest Transfer Notice.

          (d) The exercise or non-exercise of the rights of PPI hereunder to participate in one or more sales of the Equity Securities made by Plastics shall not adversely affect its rights to participate in subsequent sales of Equity Securities subject to this Section 2.3(II).

          (e) Neither Plastics nor any of its Affiliates or Shareholders will receive any economic benefits (including without limitation any management, advisory or closing fees) in connection with any Transfer made pursuant this
Section 2.3(II) unless PPI receives its pro rata share of such economic benefits (based on the total consideration received by PPI divided by the total consideration received by all sellers in such Transfer). PPI shall receive the same amount and type of consideration as Plastics in connection with a Transfer subject to this Section 2.3(II) and in each case, on the same terms and conditions. PPI will receive an amount per percentage unit sold which is equal to the amount received per percentage unit sold by Plastics.

          ss. 2.4 GRANT TO PLASTICS OF BRING-ALONG RIGHTS. (a) At the request of Plastics, PPI agrees to vote all of its Membership Interest and shall sell all of its Membership Interest, in each case as directed by Plastics, in connection with and for the purpose of approving a Sale of the Business, to a bona fide third party who is not an Affiliate of Plastics, the Company or any of the Shareholders. Each time Members meet, or act by written consent in lieu of meeting, for the purpose of approving a Sale of the Business, PPI agrees to vote all of its Equity Securities, and if such Sale of the Business is structured as a stock sale, to sell all (but not less than all) of its Equity Securities, as directed by Plastics.

          (b) In furtherance of its covenants in Section 2.4(a) and subject to
Section 2.4(c), PPI hereby agrees to cooperate fully with Plastics and the purchaser in any such Sale of the Business and to execute and deliver such documents (including purchase agreements) and instruments reasonably necessary to effect such Sale of the Business. If any proceeds of any Sale of the Business are received or maintained by the Company, then the Company, simultaneously with the consummation of such Sale of the Business, will distribute such assets to the Members based on the Membership Percentages of such Members.

          (c) Notwithstanding anything to the contrary contained herein, PPI shall not be required to comply with the obligations set forth in this Section
2.4 unless the following conditions are satisfied: (i) upon the consummation of the Sale of Business, PPI will receive its Pro Rata Amount of the aggregate gross consideration paid by the purchaser to the Members in connection with any Sale of the Business, (ii) PPI shall not be required to accept any consideration other than cash or other consideration reasonably acceptable to PPI and in no event shall PPI be required to accept any consideration that would cause it to have a Regulatory Problem, (iii) PPI shall only be required to make representations and warranties relating to its authority to give effect to such transaction and its title to its Membership Interest, (iv) PPI shall not be required to provide an indemnity in connection with any Sale of Business, unless all sellers in such Sale of the Business provide such indemnity, and in the event that all sellers are required to provide an indemnity in connection with the Sale of the Business, PPI shall not be liable for more than the lesser of
(A) its PRO RATA share of such indemnification payments (based upon the total consideration received by PPI divided by the total consideration received by all sellers in such Sale of the Business) and (B) the net proceeds actually received by PPI as consideration for its Membership Interest in such Sale of the Business, (v) neither Plastics nor any of its Affiliates or Shareholders will receive any economic benefits (including without limitation any management, advisory or closing fees) which are not made available in a PRO RATA basis to PPI, (vi) if such Sale of the Business would entitle PPI to a price per percentage unit which is less than the price per percentage unit paid by PPI pursuant to the Securities Purchase Agreement, PPI shall not be required to participate in such Sale of the Business unless it receives a fairness opinion from an investment bank selected by PPI as to the fairness of the Sale of the Business to PPI, (vii) PPI shall receive the same amount and type of consideration on a unit-for-unit basis as each other Member in connection with any Sale of the Business and in each case, on the same terms and conditions and
(viii) PPI shall not be required to make any out of pocket expenses in connection with any Sale of the Business.

          ss. 2.5 RIGHT OF FIRST REFUSAL. (a)(I) Prior to Benoit, Tauber or Plastics (the "Offering Equityholder") effecting any Transfer (excluding a Permitted Transfer pursuant to Section 2.3), other than a Permitted Transfer, the Offering Shareholder shall deliver to PPI a notice (which may be the same notice as the Share Transfer Notice or the Interest Transfer Notice except with respect to Transfers covered by Section 2.3(I)(e), the "PPI Offer Notice") which shall offer to sell such Equity Securities to PPI. The PPI Offer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the amount of interests or shares of Equity Securities to be sold, the purchase price of each interest or share of Equity Securities to be sold, the name and the binding commitment to purchase of the proposed transferee and a summary of any other significant terms of such sale (the "PPI Offer"), it being understood that if the proposed Transfer is made in connection with a Sale of the Business or a Qualified Public Offering under Section 2.7, then Section 2.3 and the subsequent provisions of this Section 2.5 shall not apply. PPI shall have the right to purchase the Equity Securities offered to be sold pursuant to the PPI Offer by delivering a notice to the Offering Equityholder within thirty (30) days from the date of its delivery, which notice shall state the number of offered Equity Securities proposed to be purchased by PPI. Notwithstanding the foregoing, with respect to Transfers by Benoit or Tauber which are subject to Section 2.5(a), the parties hereto agree that if the Purchaser elects to exercise its rights contained in this Section 2.5, then at the request of Plastics, in lieu of transferring such shares of Common Stock to the Purchaser, the Purchaser shall have the right to purchase an equivalent interest in the Company; PROVIDED HOWEVER, that the Purchaser shall only be required to accept such other securities to the extent that the sale of shares of Common Stock to the Purchaser would result in Plastics losing its "subchapter S" tax status.

          (II) Prior to PPI effecting any Transfer, other than a Permitted Transfer, PPI shall deliver to Plastics a notice, (the "Plastics Offer Notice") which shall offer to sell such Equity Securities to Plastics. The Plastics Offer Notice shall describe in reasonable detail the proposed Transfer including, without limitation, the amount of interests or shares of Equity Securities to be sold, the purchase price of each interest of Equity Securities to be sold, the name and the binding commitment to purchase of the proposed transferee and a summary of any other significant terms of such sale (the "Plastics Offer"), it being understood that if the proposed Transfer is made in connection with a Sale of the Business or a Qualified Public Offering under Section 2.7, then Section
2.3 and the subsequent provisions of this Section 2.5 shall not apply. Plastics shall have the right to purchase the Equity Securities offered to be sold pursuant to the Plastics Offer by delivering a notice to PPI within thirty (30) days from the date of its delivery, which notice shall state the number of offered Equity Securities proposed to be purchased by Plastics.

          (b) If PPI, in the case of a Transfer pursuant to Section 2.5(a)(I), or Plastics, in the case of a Transfer pursuant to Section 2.5(a)(II), does not elect to purchase all of the Equity Securities offered pursuant to the right of first refusal provided in Section 2.5(a), the Offering Equityholder shall be permitted to consummate the sale but only pursuant to the terms set forth in the PPI Offer Notice or the Plastics Offer Notice, as the case may be, and only within sixty (60) days of the expiration of the thirty (30) day period set forth above. Notwithstanding anything to the contrary contained herein, PPI shall not be entitled to effect a Transfer of any Equity Securities to a Person that is a direct competitor of Plastics or the Company, without the prior consent of Plastics.

          (c) Notwithstanding anything to the contrary herein, the provisions of this Section 2.5 will not apply to any Transfer which (i) in the case of a Transfer by Benoit or any of his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or (ii), when aggregated with all other Transfers of shares of Common Stock by Benoit and such Permitted Transferees, excluding Transfers effected by Benoit to such Permitted Transferees after the date hereof and excluding Transfers effected pursuant to Section 2.2(a)(vi), includes not more than 3,992 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends), (ii) in the case of Tauber or any of his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or (ii), when aggregated with all other Transfers of shares of Common Stock by Tauber and such Permitted Transferrers, excluding Transfers effected by Tauber to such Permitted Transferees after the date hereof and excluding Transfers effected pursuant to
Section 2.2(a)(vi), includes not more than 9,083 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends). In no event may Benoit and his Permitted Transferees holding shares of Common Stock pursuant to a Transfer effected pursuant to Section 2.2(a)(i) or
(ii) effect Transfers of more than 7,983 shares of Common Stock (as such number may be adjusted for stock splits, reverse stock splits and stock dividends) held by him on the date hereof other than pursuant to Section 2.2(a)(i), (ii) or
(vi). For the purposes of the limitations contained in this Section 2.5(c), each sale of Membership Interests by Plastics shall be deemed to be a sale by Benoit and Tauber of a number of shares of Common Stock equal to the product of (A) the number of shares of Common Stock owned by Benoit or Tauber, as the case may be, at the time of such sale, multiplied by (B) a fraction, the numerator of which is the number of shares of Common Stock owned by Benoit or Tauber, as the case may be, at the time of such sale and the denominator of which is the total number of shares of Common Stock then outstanding, and multiplied by (C) a fraction, the numerator of which is the Membership Percentage represented by the Membership Interest sold by Plastics and the denominator of which is the Membership Percentage represented by the total Membership Interest owned by Plastics immediately prior to such sale.

          ss. 2.6 GRANT OF PREEMPTIVE RIGHTS TO EQUITYHOLDERS. In the event (and on each occasion) that the Company or Plastics (the "Issuer") shall decide to undertake an issuance of New Securities, the Issuer will give to PPI in both cases, and to Plastics, in the case of an issuance by the Company, written notice (a "Preemptive Notice") of the Issuer's decision, describing the amount, type and terms of such New Securities, the purchase price to be paid by the purchasers of such New Securities and the general terms upon which the Issuer has decided to issue the New Securities (including, without limitation, the expected timing of such issuance which will in no event be more than ninety (90) days after the date upon which such Preemptive Notice is given or less than sixty (60) days after the date upon which such Preemptive Notice is given). PPI in the case of an issuance by either the Company or Plastics, and Plastics in the case of an issuance by the Company, shall have twenty (20) days from the date on which they receive the Preemptive Notice to agree to purchase their Pro Rata Amount of such New Securities for the Preemptive Price and upon the general terms specified in the Preemptive Notice by giving written notice to the Issuer and stating therein the quantity of New Securities to be purchased by any such Person. If, in connection with such a proposed issuance of New Securities, Plastics or PPI shall for any reason fail or refuse to give such written notice to the Issuer within such 10-day period, Plastics or PPI shall, for all purposes of this Section 2.6, be deemed to have refused (in that particular instance only) to purchase any of such New Securities and to have waived (in that particular instance only) all of its rights under this Section 2.6 to purchase any of such New Securities and the Issuer may issue such New Securities without further compliance with this Section 2.6 for a period of 30 days beginning immediately after such 10-day period.

          (a) In the event a Regulated Holder has the right to acquire any voting New Securities under this Section 2.6, but is prohibited from exercising such right under applicable law, the Company or Plastics shall, at such Regulated Holder's request, offer to sell to such Regulated Holder, New Securities that do not have voting rights but otherwise have the same terms as such voting New Securities.

          *

  * A portion of this document has been redacted at this point pursuant to a request for confidential treatment filed with the SEC. An unredacted version of this document has been filed separately with the SEC.

                                   ARTICLE III

                              CORPORATE GOVERNANCE

          ss. 3.1 BOARD OF DIRECTORS OF PLASTICS. Each Shareholder agrees to vote all of the shares of Common Stock of Plastics held by such Shareholder and all other voting securities over which he or it has voting control and will take all other necessary or desirable action within his or its control (whether in his or its capacity as a shareholder, director or officer of Plastics, or otherwise), and Plastics shall take all necessary or desirable action within its control, in order to elect and maintain a Board in accordance with the provisions set forth in the bylaws of Plastics, as in effect on the date hereof.

          ss. 3.2 MANAGEMENT COMMITTEE OF THE COMPANY. (a) Each Member agrees to vote all of the Membership Interests held by such Member and all other voting securities over which it has voting control and will take all other necessary or desirable action within his or its control (whether in his or its capacity as a member, manager or officer of the Company or otherwise), and the Company shall take all necessary or desirable action within its control, in order to elect and maintain a Management Committee in accordance with the provisions set forth in the Operating Agreement, as in effect on the date hereof.

          ss. 3.3 ELECTION. Promptly upon the execution and delivery of this Agreement, the Shareholders shall each execute a written shareholders' consent in the form of EXHIBIT A attached hereto for purposes of electing directors to the Board.

          ss. 3.4 VOTE BY PLASTICS SHAREHOLDERS. The parties hereby agree that whenever any action is required by Plastics as a member of the Company, such action shall be taken by a majority of the shareholders of Plastics voting in accordance with their equity ownership of Plastics.


                                   ARTICLE IV

                                  MISCELLANEOUS

          ss. 4.1 ENTIRE AGREEMENT. This Agreement, the Purchase Agreement and the Operating Agreement contain the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

          ss. 4.2 CAPTIONS. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          ss. 4.3 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

          ss. 4.4 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

          If to the Company, to:

                  Key Plastics Technology, L.L.C.
                  21333 Haggerty Road
                  Suite 200
                  Novi, Michigan  48375
                  Attention:  David C. Benoit
                  Telephone: (248) 449-6196
                  Facsimile: (248) 449-6195


          If to Plastics, to:

                  Key Plastics, Inc.
                  21333 Haggerty Road
                  Suite 200
                  Novi, Michigan  48375
                  Attention:  David C. Benoit
                  Telephone: (248) 449-6196
                  Facsimile: (248) 449-6195

          with a copy to its counsel:

                  Dykema Gossett PLLC
                  400 Renaissance Center
                  Detroit, MI  48243-1668
                  Attention:  Aleksandra A. Miziolek
                  Telephone: (313) 568-6800
                  Facsimile: (313) 568-6915
          if to PPI to:

                  Paribas Principal Incorporated
                  787 Seventh Avenue
                  New York, New York  10019
                  Attention:  Stephen Eisenstein
                  Telephone: (212) 841-2127
                  Facsimile: (212) 841-2502

                  with a copy to its counsel:

                  White & Case LLP
                  1155 Avenue of the Americas
                  New York, New York  10036
                  Attention:  John M. Reiss, Esq.
                  Telephone:  (212) 819-8200
                  Facsimile:  (212) 354-8113,

          if to any of the Shareholders of Plastics, to the addresses set forth opposite each of their names on SCHEDULE 1.0 attached hereto,

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

          ss. 4.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, Plastics, PPI, the Shareholders and their respective successors, assigns and Permitted Transferees. The rights of an Equityholder under this Agreement may not be assigned or otherwise conveyed by such Person except in connection with a Transfer of Securities which is in compliance with this Agreement.

          ss. 4.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

          ss. 4.7 ARBITRATION. Any controversy or claim arising out of or relating to this contract, or the breach thereof, shall be settled by arbitration pursuant to the American Arbitration Association Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The place of arbitration shall be New York, New York. The arbitrator(s) shall have the power to grant any remedy or relief that they deem just and equitable, including but not limited to injunctive relief, whether interim and/or final. Each party hereto retains the right to seek interim measures from a judicial authority, and any such request shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate.

          ss. 4.8 BENEFITS ONLY TO PARTIES. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors or assigns and Permitted Transferees, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and Permitted Transferees, and for the benefit of no other Person.

          ss. 4.9 TERMINATION; SURVIVAL OF BENEFITS. This Agreement shall terminate after the Company has consummated a Qualified Public Offering; PROVIDED HOWEVER that (i) PPI shall retain its rights set forth in Section 2.3 hereof and Benoit and Tauber shall remain subject to the obligations set forth in Section 2.3 hereof, until PPI no longer holds 10% of the total outstanding equity of the Company (or its successor) and (ii) the voting agreements set forth in Sections 3.1 and 3.2 shall continue in accordance with the terms of the Bylaws of Plastics and the Operating Agreement of the Company, respectively, each as in effect on the date hereof.

          ss. 4.10 PUBLICITY. Except as otherwise required by applicable laws or regulations, none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior written consent of PPI, Plastics and the Company to the contents and the manner of presentation and publication thereof.

          ss. 4.11 CONFIDENTIALITY. Each of the parties hereto hereby agrees that throughout the term of this Agreement it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its Affiliates to keep) all non-public information relating to the Company and Plastics (including any such information received prior to the date hereof) confidential except information which (i) becomes known to such Shareholder or PPI from a source, other than the Company, Plastics, either its directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company or Plastics to keep such information confidential, (ii) becomes generally available to the public through no breach of this Agreement by any party hereto and (iii) with respect to any Equityholder, any information which is requested to be delivered or disclosed by any regulatory or other governmental authority claiming jurisdiction over any such Equityholder. Each of the parties hereto agrees that such non-public information (a) shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and Affiliates who need to know such non-public information and (b) will not be used by such party or its directors, officers, employees, representatives, outside advisors or Affiliates either to compete with the Company or Plastics or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any State. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by a court of competent jurisdiction or by any governmental agency; PROVIDED, HOWEVER, that prompt notice of such required disclosure be given to the Company, Plastics and PPI prior to the making of such disclosure so that the Company, Plastics and/or PPI may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by opinion of counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information.

          ss. 4.12 EXPENSES. The Company or Plastics shall reimburse each of the respective members of its Membership Committee or Board, as the case may be, who are not employees of the Company for their travel and out-of-pocket expenses incurred in connection with their serving on the Membership Committee or Board, as the case may be. Employees of the Company or Plastics who incur expenses in connection with their attendance of meetings of the Membership Committee or Board in the performance of their duties shall also be reimbursed in accordance with the Company's or Plastic's usual expense reimbursement policies. The parties hereto agree that the prevailing party or parties, as the case may be, in any action, suit, arbitration or other proceeding arising out of or with respect to this Agreement or the transactions contemplated hereby shall be entitled to reimbursement of all costs of litigation, including reasonable attorneys' fees, from the non-prevailing party. For purposes of this Section 4.12, each of the "prevailing party" and the "non-prevailing party" in any action, suit, arbitration or other proceeding shall be the party designated as such by the court, arbitrator or other appropriate official presiding over such action, suit, arbitration or other proceeding, such determination to be made as a part of the judgment rendered thereby.

          ss. 4.13 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended, modified or waived without the prior written consent of PPI, Plastics, the Company and the holders of more than fifty percent (50%) of the Common Stock then outstanding, PROVIDED, no amendment, modification or waiver which adversely affects the rights of any Shareholder may be made without such Shareholder's consent.

          ss. 4.14 SEVERABILITY. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.



                            [SIGNATURE PAGE FOLLOWS]

          IN WITNESS WHEREOF, the parties hereto have executed this Equityholders Agreement as of the date first set forth above.


                                      KEY PLASTICS, INC.



                                      By /s/ Mark J. Abbo
                                        ----------------------------------------
                                         Name: Mark J. Abbo
                                         Title: Tresurer



                                      KEY PLASTICS TECHNOLOGY, L.L.C.



                                      By /s/ Mark J. Abbo
                                        ----------------------------------------
                                         Name: Mark J. Abbo
                                         Title: Tresurer of Key Plastics, Inc.,
                                                a member





                                      PARIBAS PRINCIPAL INCORPORATED



                                      By /s/ Stephen Eisenstein
                                        ----------------------------------------
                                         Name: Stephen Eisenstein
                                         Title: Partner


                                       /s/ David C. Benoit
                                      ------------------------------------------
                                         David C. Benoit


                                       /s/ Joel D. Tauber
                                      ------------------------------------------
                                         Joel D. Tauber


                                       /s/ George Mars
                                      ------------------------------------------
                                         George Mars

                                                                    SCHEDULE 1.0








                                                            Number of Shares of
                                                            Common Stock Held at
 Shareholder of Plastics          Notice Address                  Closing
 -----------------------          --------------            --------------------

David C. Benoit

Joel D. Tauber

George Mars











   Member of Plastics                     Membership Percentage Held at Closing
   ------------------                     -------------------------------------

Key Plastics, Inc.

Paribas Principal Incorporated









                                        1